Exhibit 10.4

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 13, 2016 is made and entered into by and between STEMCELLS, INC., a Delaware corporation having its principal place of business at 7707 Gateway Blvd., Suite 140, Newark, CA 94560 USA (the “Seller”) and MILTENYI BIOTEC, INC. (“Miltenyi”), a California corporation and a member of the Miltenyi Biotec group of companies, having its principal place of business at 2303 Lindbergh St., Auburn, CA 95602 (the “Buyer”). Seller and Buyer are sometimes individually referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Seller operates three GMP cell manufacturing suites in a leased facility located at 249 Humboldt Court, Sunnyvale, CA (the “Facility”);

WHEREAS, Seller and Buyer desire to enter into an arrangement whereby Seller will assign the Facility lease to Buyer, and Seller desires to sell to Buyer the Purchased Assets and transfer to Buyer the Assumed Liabilities (each as defined below), and Buyer desires to purchase such assets from Seller and to assume such liabilities, subject to the terms and conditions as mutually agreed to by the Seller, Buyer, and CBRE, as Landlord for the Leased Premises, in the whereas clauses infra and as set forth below (collectively, the “Acquisition”);

WHEREAS, Buyer shall pay Seller $650,000.00 US for the equipment inventory and soft assets at Humboldt enabling Buyer to continue GMP operations at the Humboldt site. As used herein, “Inventory” means all raw materials, spare parts, miscellaneous consumables and miscellaneous items, including biological materials, samples, assays, reagents, chemicals, and any other materials and supplies held by Seller for use or consumption at the Facility existing within the Facility as of the Closing Date, not including the Excluded Assets (defined below);

WHEREAS, Seller shall assign the existing original Humboldt Lease to Buyer and CBRE will agree to the assignment and assumption of said Lease by Buyer with the stipulation that the lease is shortened to a four (4) year term, running from July 8, 2016;

WHEREAS, Seller personnel shall assist with the transition of operations over the next two (2) weeks, during which time Buyer may make continuing offers of employment to those Seller’s employees as it deems appropriate in its absolute sole discretion;

WHEREAS, no further lease payments shall be owed to Landlord by Seller. Seller shall vacate Humboldt on or before July 31, 2016;

WHEREAS, Buyer shall enable Seller to store and maintain its HuCNS-SC cells through but not later than August 31, 2016, and to assist Seller with shipment of said cells to offsite storage, as identified and coordinated by Seller;

WHEREAS, in return for a mutual release of claims, CBRE shall return to Seller the remaining Lease security deposit of $40,000.00.

NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants, representations and warranties hereinafter set forth, and intending to be legally bound hereby, the Parties hereto agree as follows:

1. Purchase And Sale.

1.1 Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, and on the basis of the representations, warranties, covenants and agreements contained herein, at the Closing Seller shall, in consideration for Buyer’s payment of the Purchase Price, sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest of Seller in and to the Purchased Assets, free and clear of all Liens, with all Purchased Assets delivered to the Buyer on an ex works basis (Incoterm 2010) at the Facility.

1.2 Purchased Assets. Except as otherwise expressly set forth in Section 1.3 below, the assets included in the Acquisition shall consist of all of Seller’s assets of every kind and description, real, personal and mixed, tangible and intangible, existing at the Facility, as of the close of business on the Closing Date (the “Purchased Assets”), including without limitation the following:

(a)	Tangible Assets. All Seller’s tangible personal property, including the machinery and equipment specifically listed on Schedule 1.2(a) attached hereto, and the Inventory (collectively, the “Tangible Assets”); Schedule 1.2(a) sets forth a true, correct and complete list of each item of the Tangible Assets having a book value of more than $10,000;

(b)	Soft Assets. All Seller’s Standard Operating Procedures (defined below) relating primarily to the operation of any GMP manufacturing suite at the Facility;

(c)	Standard Operating Procedures. All Seller’s Standard Operating Procedures relating primarily to the Purchased Assets. As used herein, “Standard Operating Procedures“ shall mean any documents or information, whether written, printed or electronically stored information and materials of any nature whatsoever, which describe the processes and procedures applicable to the operation of the Facility including, without limitation, procedures relating to manufacturing, quality control (QC) and/or quality assurance and/or validation (QA), procedures related to Facility equipment, any operating manuals, depictions, data, reports, including software and operating manuals thereto relating to operations of the equipment in Facility;

(d)	Governmental Authorizations. All Governmental Authorizations, regardless of jurisdiction, relating primarily to the Facility and/or the Purchased Assets, in each case to the extent assignable. As used herein, “Governmental Authorizations” means all licenses, permits (including environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents or evidence of authority issued by any Governmental Authority, regardless of jurisdiction, relating primarily to the Facility and/or the Purchased Assets, and applications therefor;

(e)	Information; Documents. All information, records, files, correspondence, data, plans, papers, reports, and recorded knowledge, in whatever media retained or stored, including computer programs and storage media, in the possession or control of Seller and/or Seller’s Affiliates that are directly relating and reasonably necessary for Buyer to operate the Facility and/or the Purchased Assets, and to perform the obligations under the Assumed Leases and the Assumed Contracts, in substantially the same manner as operated and performed by Seller as of the date of this Agreement (subject to changes in the ordinary course of business) and as of the Closing Date, including user manuals, operating guides, bills of materials, records, maintenance schedules and records, supplier and other vendor ordering information and records, warranties for both materials and equipment purchased and products sold, listings of equipment utilized in the Facility, and all other operational, commercial or technical information related to the Facility and/or the Purchased Assets, it being understood that Seller shall be entitled to retain a copy of all such information, records and papers; and

(f)	Certain Rights. All rights (i) in and under all express or implied guarantees, warranties, representations, covenants, indemnities and similar rights in favor of the Seller with respect to the Facility and/or the Purchased Assets; and (ii) to causes of action, lawsuits, judgments, claims and demands of any nature and available to or being pursued by the Seller, whether arising by way of counterclaim or otherwise, related to the Facility and/or the Purchased Assets.

1.3 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, Seller shall not sell, transfer or assign, and Buyer shall not purchase or otherwise acquire, any of the following assets of Seller (such assets being collectively referred to herein as the “Excluded Assets”), which Excluded Assets are retained by Seller:

(a)	Any and all property, assets, Standard Operating Procedures, and documentation relating to Seller’s proprietary human neural stem cells (“HuCNS-SC cells”), including but not limited to the cells themselves and any manufacturing records relating to either the production or maintenance of HuCNS-SC cells;

(b)	Any Governmental Authorization that by its terms or by Law is not transferable to Buyer;

(c)	The rights that accrue to the Seller hereunder and in connection with this Agreement;

(d)	All claims for refund of Taxes and other governmental charges of whatever nature due to Seller;

(e)	All Seller insurance policies and rights thereunder; and

(f)	All rights of Seller under any agreement not included in the Assumed Contracts (the “Retained Contracts”).

1.4 Assumed Liabilities.

(a)	Effective as of the close of business on the Closing Date, as the sole exception to the provisions in Section 1.4(b), Buyer shall assume, or shall cause Buyer’s Affiliates to assume, those liabilities and obligations of Seller relating to either the Purchased Assets or the Facility which accrue and become payable following the Closing Date to the extent such liabilities and obligations are not existing or required to be performed on or prior to the Closing Date (collectively, the “Assumed Liabilities”).

(b)	Except as specifically provided in Section 1.4(a), Buyer shall not assume, in connection with the transactions contemplated hereby, any liability or obligation of the Seller whatsoever, and the Seller shall retain responsibility for all of their respective liabilities and obligations accrued as of or on the Closing Date and all liabilities and obligations arising from the operations of the Seller prior to or on the Closing Date, whether or not accrued and whether or not disclosed (collectively, the “Excluded Liabilities”), including all claims, actions, litigation and proceedings relating to any Excluded Liabilities and all costs and expenses in connection therewith.

1.5 Excluded Liabilities. Specifically, and without in any way limiting the generality of Section 1.4, neither Buyer nor Buyer’s Affiliates assume or agree to pay, nor will they become responsible to discharge or satisfy, any liabilities or obligations of Seller or Seller’s Affiliates, except for those set out in Section 1.4(a). The Excluded Liabilities (as defined above) shall include, without limitation:

(a)	All liabilities and obligations of Seller or Seller’s Affiliates arising under or in connection with this Agreement, or from the consummation of the transactions contemplated hereby;

(b)	All liabilities and obligations of Seller or Seller’s Affiliates arising under any contract or agreement other than the Assumed Contracts;

(c)	All liabilities and obligations (including accounts payable) owed by Seller to any of its shareholders or any Affiliate of Seller;

(d)	All liabilities and obligations related to employees of Seller or Seller’s Affiliates;

(e)	All liabilities and obligations pertaining to any Excluded Assets;

(f)	All liabilities and obligations relating to, resulting from, or arising out of, (i) claims made against or involving Seller or any Seller Affiliate in pending or future suits, actions, investigations or other legal, governmental or administrative proceedings or (ii) claims made against or involving Seller or any Seller Affiliate based on violations of law, breach of contract, employment practices or environmental, health and safety matters or any other actual or alleged failure of Seller or any Seller Affiliate to perform any obligation in compliance with applicable Laws, in each case arising out of, or relating to, (x) events that shall have occurred, (y) services performed or goods sold, or (z) operations of Seller at the Facility, prior to the Closing;

(g)	All liabilities and obligations relating to (i) Taxes of the Seller with respect to any period or (ii) any liability of Seller for unpaid Taxes of any Person (other than Seller) under Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local or foreign law), as a transferee or successor, by contract or otherwise;

(h)	Any indebtedness of Seller or any Seller Affiliate, contingent or otherwise, with respect to any borrowed money of Seller or any of its Affiliates, including any interest or penalties accrued thereon; and

(i)	Any other current liability or obligation (except Assumed Liabilities) of Seller or Seller’s Affiliates incurred in the ordinary course of business and existing at the Closing Date.

Such Excluded Liabilities shall include all claims, actions, litigation and proceedings relating to any or all of the foregoing and all costs and expenses in connection therewith.

2. Purchase Price and Payment. The purchase price (the “Purchase Price”) for the Purchased Assets and Assumed Liabilities shall be equal to the sum of Six Hundred and Fifty Thousand Dollars ($650,000.00). The Purchase Price shall be paid in full at the Closing. The Purchase Price shall be allocated among the Purchased Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended, and not to take any inconsistent position on any tax return or filing.

3. Closing.

A. The Closing (“Closing” or “Closing Date”) of the transactions contemplated hereby shall take place at the office of Seller on the 13th day of July, 2016, or at such other place, time or date as shall be mutually agreed upon by Seller and Buyer.

B. At the Closing, Seller shall deliver to Buyer the following:

(i) A bill of sale in the form of Exhibit 1 to convey and to transfer to Buyer all right, title and interest of Seller in the Purchased Assets to Buyer, free and clear of all security interests, liens, claims and encumbrances;

(ii) an assignment and assumption of Lease Agreement with CBRE Consent (Exhibit 2 and 3, respectively); and

(iii) an assignment and assumption agreement of the Purchased Assets (Exhibit 4).

C. At the Closing, Buyer shall deliver to Seller the following:

(i) the Purchase Price payment via Wire Transfer; and

(ii) assumption agreement to assume the Facility lease, together with the landlord consent, and an assumption agreement to acquire the Purchased Assets Assumed Liabilities (Exhibit 2, 3 and 4, respectively).

D. The Closing in contingent upon CBRE refunding Seller’s security deposit of US$40,000.

4. Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants to Buyer as follows, as of the Closing Date:

(a) Organization and Authority. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Seller in connection therewith, are the legal, valid and binding obligation of Seller enforceable in accordance with its, and their terms.

(b) Title. Seller has good and marketable title to all of the Purchased Assets, free and clear of any liabilities, obligations, claims, security interest, liens or encumbrances.

(c) No Material Adverse Change. Since June 30, 2016, there has been no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect of the Purchased Assets of the Seller.

(d) Taxes. Seller has timely filed all required federal, state, county and local income, excise, withholding, property, sales, use, franchise and other tax returns, declarations and reports which are required to be filed on or before the date hereof and has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable except for taxes which it has contested in good faith.

(e) Litigation. There is no litigation or proceeding or governmental investigation pending or, to the knowledge of Seller, threatened relating to the Purchased Assets with the exception of an ex parte motion brought by BMR (landlord at Seller’s leased facility in Newark, CA) seeking a writ of attachment or other lien on Seller assets, which motion has not yet been decided by the court.

(f) Compliance with Laws. Seller has complied in all material respects with all federal, state and local laws, statutes, rules, regulations, ordinances and codes, and has received no written notice from any governmental agency asserting a violation (for example, environmental, CERCLA) has or may have occurred.

(g) Equipment. Each item of tangible equipment comprising the Purchased Assets is in working order and repair, ordinary wear and tear excepted.

(h) Completeness of Assets. The Purchased Assets, except for the Excluded Assets, comprise all of the equipment which Seller found necessary to operate the Facility in a cGMP manner to produce HuCNS-SC cells.

THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRNTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FOR NON-INFINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

5. Representations, Warranties and Covenants of Buyer. Buyer hereby represents and warrants, and from and after this date covenants to Buyer as follows:

(a) Organization and Authority. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Buyer in connection therewith, are the legal, valid and binding obligation of Buyer enforceable in accordance with its, and their terms.

6. Actions After the Closing Date. The respective parties hereto covenant and agree to take the following actions from the Closing Date until August 31, 2016:

(a) Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Parties such further information and documents and shall execute and deliver to the other Parties such further instruments and agreements as any other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to any other Party the benefits hereof.

(b) Consents and Approvals; Assignment of Agreements. Seller shall use its commercially reasonable efforts promptly to assign to the Buyer any and all contracts in effect as of the Closing Date necessary for the operation of the Facility or relating to any of the Purchased Assets such as equipment leases (collectively, the “Assumed Contracts”), including all deposits, advances, pre-paid expenses and credits related thereto.

(c) Prorations. Seller and Buyer agree that all personal property taxes and real and ad valorem property Taxes, if any, attributable to the Purchased Assets; Rents, Taxes and other items payable by Seller under any Assumed Lease to be assumed by Buyer hereunder or for which Buyer is entitled to enjoy the practical benefits pursuant to Section 2.6; Utilities, water and sewer charges with respect to the Facility; and all other items normally prorated in connection with Purchased Assets will be prorated as of the Closing Date, with Seller liable to the extent such items relate to any time period up to and including the Closing Date.

(d) Buyer will maintain at its cost the HuCNS-SC cells left at the Facility for no fewer than 45 days in accordance with technical specifications delivered by Seller at the time of Closing. Buyer will not move, destroy, harm, allow to be harmed or destroyed, or make any use of any HuCNS-SC cells left at the Facility except as expressly requested or authorized in writing by Seller. On or before August 31, 2016, as requested, Buyer will facilitate and support the shipment of Buyer’s HuCNS-SC cells at Buyer’s expense to a third party storage facility of Buyer’s choosing.

(e) Seller’s Employees. On or before August 1, 2016, Seller will take all action necessary to terminate all its employees, including those who work at the Facility, and shall pay such employees all sums (whether payroll, bonus, severance, vacation or otherwise) due to them through their respective last date of employment. Buyer, may at its sole absolute discretion, interview and discuss employment opportunities with Seller’s employees and Buyer may offer employment to any of Seller’s employees on terms and conditions unilaterally determined by Buyer, effective on or before August 1, 2016.

(f) Cooperation. From the Closing Date until August 1, 2016, Seller agrees to use commercially reasonable efforts to assist Buyer, at Buyer’s cost, with all activities necessary to continue GMP certification at the Facility. Without limiting or expanding any other provision of this Agreement, the Parties shall use commercially reasonable efforts to cooperate with each other during this transition period in all matters relating to GMP operations at the Facility. From the Closing Date and during this transition period, Buyer shall be solely responsible for the maintenance, repair or replacement of Buyer’s equipment used at the Facility (the “Buyer Equipment”) at its expense; provided, however, that Seller shall be solely responsible for the maintenance, repair or replacement at its expense of any Buyer Equipment damaged as a result of the gross negligence, recklessness or willful misconduct of Seller or its employees, agents, invitees or contractors.

8. Conditions Precedent to Obligations of Buyer. The obligations of the Buyer under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below.

(a) No Misrepresentation or Breach of Representations, Warranties and Covenants. There shall have been no breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by the Buyer; and there shall have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date, signed by the Seller, by its President.

(b) Corporate Action. Seller shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement.

(c) No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

10. Indemnification.

10.1 Indemnification of the Buyer. Seller shall indemnify and hold Buyer and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys’ fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Seller.

10.2 Indemnification of the Seller. Buyer shall indemnify and hold Seller and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys’ fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Buyer, including without limitation, obligations relating to the Assumed Liabilities and/or any breach of the Assignment and Assumption Agreement.

10.3 Limitations on Indemnification. Notwithstanding Section 10.1 and 10.2: a Party shall only be required to indemnify another Party if and to the extent the aggregate amount which is subject to indemnification exceeds Fifty Thousand Dollars ($50,000); and the aggregate amount of indemnification which a Party may obtain from the other Party in the aggregate pursuant to this Agreement shall not exceed Six Hundred Fifty Thousand U.S. dollars ($650,000). Notwithstanding the preceding sentence, any breach by Seller of the representation regarding title to assets pursuant to Section 4(b) shall not be subject to either of the limitations stated in the preceding sentence. IN NO EVENT WILL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL LOSS OR DAMAGE, INCLUDING LOSS OF PROFITS.

11. Miscellaneous Provisions.

11.1 Notices. All notices, communications and deliveries hereunder shall be made in Writing signed by or on behalf of the Party making the same, shall specify the Section pursuant to which it is given or being made, and shall be delivered personally or by UPS Next Day Air or other next day courier (with evidence of delivery and postage and other fees prepaid) as follows:

If to Seller:		StemCells, Inc.

	Attn:	Ian Massey, CEO
Ken Stratton, General Counsel

If to Buyer:		Miltenyi Biotec, Inc.
	Attn:	Leonard Pulig, President and General Manager,
Serge Sira, Ph.D., Esq., Senior Corporate Counsel

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery shall be deemed given or made (a) on the date of delivery, if delivered in person, (b) on the first Business Day following delivery to an overnight courier service or (c) on the fifth Business Day following it being mailed by Registered or Certified Mail.

11.2 Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

11.3 Assignment; Successors in Interest. No assignment or transfer by any Party of such Party’s rights and obligations hereunder shall be made except with the prior written consent of the other Parties; provided that Buyer shall, without the obligation to obtain the prior written consent of any other Party, be entitled to assign this Agreement or all or any part of its rights or obligations hereunder to one or more Affiliates of Buyer. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns, and any reference to a Party shall also be a reference to the successors and permitted assigns thereof.

11.4 Captions. The titles, captions and table of contents contained herein are inserted herein only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

11.5 Controlling Law; Amendment. This Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of California without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

11.6 Consent to Jurisdiction, Etc. Each Party hereby irrevocably agrees that any Legal Dispute shall be brought only to the exclusive jurisdiction of the courts of the State of California or the federal courts located in the State of California, in each case in California Courts, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocable waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that they any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. A final judgment in any action, suit or proceeding described in this Section 11.6 following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws.

11.7 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (INCLUDING ALL CLAIMS, DEMANDS, CAUSE OF ACTIONS OR ACTIONS ARISING DIRECTLY OR INDIRECTLY UNDER THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.

11.8 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, each Party hereby waives any provision of law that renders any such provision prohibited or unenforceable in any respect.

11.9 Counterparts. This Agreement may be executed in two or more counterparts and signature pages may be delivered electronically, each of which shall be deemed an original as if delivered in person, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts.

11.10 Enforcement of Certain Rights. Nothing expressed or implied herein is intended, or shall be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any right, remedy, obligation or liability under or by reason of this Agreement, or result in such Person being deemed a third-party beneficiary hereof.

11.11 Waiver. Any agreement on the part of a Party to any extension or waiver of any provision hereof shall be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

11.12 Integration. This Agreement and the documents executed pursuant hereto supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter hereof (except for that certain Confidentiality Agreement, dated as of January 12, 2016, by and between the Purchaser and Seller (the “CDA”), which is incorporated herein by this reference) and constitute the entire agreement among the Parties with respect thereto. Confidential disclosures between the Parties under this Agreement shall be treated as Confidential Information under the CDA by the Parties.

11.13 Transaction Costs. Except as provided above or as otherwise expressly provided herein, (a) the Purchaser shall pay its own fees, costs and expenses incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of its financial advisors, accountants and counsel, and (b) the Seller shall pay the fees, costs and expenses of the Seller incurred in connection herewith and the transactions contemplated hereby, including the fees, costs and expenses of their financial advisors, accountants and counsel.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed, as of the date first above written.

STEMCELLS, INC.

By:	/s/ Ian Massey

Name:	Ian Massey

Title:	Chief Executive Officer

MILTENYI BIOTEC, INC.

By:	/s/ Leonard Pulig

Name:	Leonard Pulig

Title:	President and General Manager

EXHIBITS

Exhibit 1	Bill of Sale
Exhibit 2	Assignment & Assumption of Lease Agreement
Exhibit 3	CBRE Consent to Assignment and Assumption of Lease
Exhibit 4	Assignment & Assumption Agreement

SCHEDULES

Schedule 1.2(a)	List of Equipment